UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

ING SENIOR INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject Line -       ING Funds Your VOTE Does Matter!  Please Take a Minute to Review and VOTE Today!

We are writing to follow-up on proxy materials that were previously sent to you regarding  Shareholder Meetings for one or more of the Funds listed below.  As indicated below, the meetings have been adjourned to either June 6, 2013 or  June 13, 2013 at 3:00 PM Arizona Time.

Our records indicate that we have not received your vote.  Please take this time to review the materials that were sent to you and cast your vote.  A copy of the Notice/Proxy Statement is available by calling 1-800-848-2998.  The Fund’s Board of Directors/Trustees has recommended a vote “FOR” all proposals being voted on as detailed in your Notice of a Meeting of Shareholders and Proxy Statement.

We need sufficient votes in order to hold the meetings.  By voting now you will help save on the cost of additional solicitation.

You may think your vote is not important, but your participation is critical to hold the meetings, so please vote immediately.  You and all other Fund shareholders will benefit from your cooperation.

You may also vote by using one of these four easy methods:

•                  Speak to a live proxy specialist by calling 1-800-848-2998.  We can answer your questions and record your vote. (Open:  M-F 8am — 10pm, Sat 11am — 5 pm ET)

•                  Log on to www.proxyvote.com, enter your control number printed on the card, and vote by following the on-scree prompts.

•                  Call the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

•                  Mail in your signed card in the postage-paid envelope previously provided.

Funds adjourned until June 6, 2013:

•                  ING Capital Allocation Fund

•                  ING Core Equity Research Fund

•                  ING Corporate Leaders 100 Fund

•                  ING Small Company Fund

•                  ING SMID Cap Equity Fund

Funds adjourned until June 13, 2013:

•                  ING Diversified International Fund

•                  ING Global Equity Dividend Fund

•                  ING Global Real Estate Fund

•                  ING MidCap Opportunities Fund

•                  ING Senior Income Fund

Thank you for your participation in this important matter.